Exhibit 99.1

NEWS RELEASE

PureCycle Technologies Provides Second Quarter 2021 Update

- Announced location of Plant 2, the first cluster facility, in Augusta, GA

- Plant 1, the first manufacturing plant in Ironton, OH, remains on cost and schedule; Expect modular construction to begin in the third quarter of 2021

- Engaged in active negotiations for over 300 million pounds of feedstock

- Total liquidity of $539.0 million, including $238.1 million of unrestricted cash and investments and $300.9 million of restricted cash, at quarter-end June 30, 2021

(ORLANDO, Florida – August 12, 2021) – PureCycle Technologies, Inc. ("PureCycle” or “the Company") (NASDAQ: PCT), a company focused on polypropylene recycling, today announced a corporate update and financial results for the second quarter ending June 30, 2021.

Management Commentary

“We continue to execute against our strategic objectives since our first quarter update call. PureCycle has announced the site location for Plant 2, our first cluster facility, in Augusta, Georgia, a selection based on the culmination of a comprehensive process. We are also executing on our plan for Plant 1 in Ironton, Ohio as cost and schedules remain on track," said Mike Otworth, PureCycle's Chairman and Chief Executive Officer. “We also made considerable advancements in our feedstock procurement strategy. Commercially, we are seeing a robust pipeline of demand with additional offtake agreements expected to close during the third quarter and are progressing strategic partnerships in response to Asia’s strong demand for PureCycle’s purification technology. PureCycle has secured the capacity required to scale, is actively negotiating 300 million pounds of feedstock, and has validated our Feedstock+ pricing model for our next plant in Augusta. The bottom line is, PureCycle is on track and well positioned for success. We look forward to providing updates on our progress in the second half of 2021.”

Operational Update

The Company’s Plant 1 in Ironton, Ohio remains on cost and schedule, while equipment is currently arriving on site. Module construction is expected to begin in the third quarter of 2021. PureCycle continues to expect commissioning of Plant 1 in the fourth quarter of 2022 with total installed capacity of 107 million pounds.

PureCycle announced the Company secured the site location for Plant 2 in Augusta, Georgia on July 29, 2021 following an extensive and comprehensive evaluation of more than 50 sites across the Southeast, Central and Eastern United States. Ultimately, the Southeast was targeted given its ideal location for access to feedstock and multiple ports creating numerous options exporting overseas. Augusta also provides a strong labor market, optimized infrastructure with access to electricity and natural gas at the site boundary, and an advanced supply chain with interstate and rail access to reduce transportation costs.

The Augusta cluster facility is designed to ultimately produce up to 650 million pounds annually per year across 5 processing lines. The long lead equipment procurement efforts for the first line have begun with initial purchases expected to occur in the third quarter of 2021. The engineering design is expected to be completed in the fourth quarter of 2021 with site work expected to begin in the first quarter of 2022.

PureCycle has already started the site selection process for the second cluster facility in North America that is anticipated to provide up to 390 million pounds of annual capacity with long lead equipment purchases expected in the first half 2022. In Europe, the Company continues to progress detailed site selection activities and is finalizing its feedstock strategy and supply chain analysis. In Asia, PureCycle is working towards long term agreements in order to expand the Company’s presence in the region.

Feedstock and Commercial Update

PureCycle made significant advancements in the Company’s feedstock procurement process during the second quarter and further built out the team with a number of strategic hires. The Company began nationwide canvassing of over 150 Material Reclamation Facilities (MRFs) which led to the purchases of mixed plastic bales for evaluation and processing at the Feedstock Pre-Processing facility in Ironton. The Company is currently engaged in active negotiations for over 300 million pounds of feedstock for Plant 2 in Augusta.

PureCycle sees a robust pipeline of demand for its recycled polypropylene and the Company is seeing market acceptance of its Feedstock+ pricing model. PureCycle has allocated 40% of Plant 2 output to existing customers and expects that additional offtake agreements will close throughout the third quarter of 2021.

Liquidity and Capital Allocation

Total liquidity of $539.0 million included $238.1 million of cash, cash equivalents and debt securities available for sale and $300.9 million in restricted cash, at quarter end June 30, 2021. PureCycle had gross debt of $313.6 million as of June 30, 2021. This included $62.5 million of notes payable and accrued interest and $251.1 million of bonds payable and accrued interest.

PureCycle has disclosed an initial $440 million investment in Plant 2 to primarily fund three lines of 130mm pounds of capacity during Phase 1 of the project. We anticipate additional capital required to complete Phase 1 and Phase 2 in Augusta. As of June 30, 2021, we estimate the remaining capital to complete Plant 1 at approximately $183.9 million, which is fully funded. We currently do not anticipate any additional capital required to complete Plant 1 in Ironton.

Conference Call

The Company will hold a conference call today at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the second quarter and updated future strategic plans.

Date: Thursday, August 12, 2021
Time: 11:00 a.m. ET
Toll-free dial-in number: 1-855-940-5314
International dial-in number: 1-929-517-0418
Conference ID: 9969334

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will have a live Q&A session and be available for replay here and on the Company's website at www.purecycle.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through August 19, 2021, via the information below:

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 9969334

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the anticipated benefits of the business combination, and the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in "Risk Factors," those discussed and identified in public filings made with the Securities and Exchange Commission (the "SEC") by PCT and the following:

•	PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's UPRP in food grade applications (both in the United States and abroad);
•	PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPRP and PCT's facilities (both in the United States and abroad);
•	expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives;
•	PCT's ability to scale and build the Ironton, Ohio plant in a timely and cost-effective manner;

•	PCT’s ability to build its first U.S. cluster facility, located in Augusta, Georgia (the “Augusta Facility”), in a timely and cost-effective manner;
•	PCT's ability to maintain exclusivity under the P&G license (as described below);
•	the implementation, market acceptance and success of PCT's business model and growth strategy;
•	the success or profitability of PCT's offtake arrangements;
•	the ability to source feedstock with a high polypropylene content;
•	PCT's future capital requirements and sources and uses of cash;
•	PCT's ability to obtain funding for its operations and future growth;
•	developments and projections relating to PCT's competitors and industry;
•	the outcome of any legal proceedings to which PCT is, or may become a party, including recently filed securities class action cases;
•	the ability to recognize the anticipated benefits of the business combination;
•	unexpected costs related to the business combination;
•	geopolitical risk and changes in applicable laws or regulations;
•	the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;
•	operational risk; and
•	the risk that the COVID-19 pandemic, including any variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About PureCycle Technologies

PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license to commercialize the only patented solvent-based purification recycling technology, developed by The Procter & Gamble Company for restoring waste polypropylene (PP) into virgin-like resin. The proprietary process removes color, odor and other contaminants from recycled feedstock resulting in virgin-like polypropylene suitable for any PP market. To learn more, visit purecycle.com

Company Contact:

Anna Alexopoulous Farrar
Global Communications Manager
afarrar@purecycle.com
(954) 647-7059

Investor Relations Contacts:

Georg Venturatos

Gateway Investor Relations

PCT@GatewayIR.com

(949) 574-3860